SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 20, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago, Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On June 29, 2010, the board of directors authorized and on July 16, 2010, the Company and other parties entered into a letter of intent (the “LOI”) for the sublicensing to the Company’s subsidiary of titanium metal technology developed by Chinuka Limited plc (“Chinuka”) and licensed to La Serena Technologies Ltd. (“La Serena”).  Michael P. Kurtanjek, our President and a director, Brian Flower, our Chairman, and Howard M. Crosby, a director, hold partial ownership and management interests in Chinuka and Messrs Kurtanjek and Flower are directors of La Serena.

Simultaneous with the filing of this report, the Company has issued a press release which outlines the terms of the LOI.  Pursuant to the LOI, the Company, through its wholly owned subsidiary, Sociedad Contractual Minera White Mountain Titanium, intends to enter into a definitive licensing agreement for use of the technology on the Company’s Cerro Blanco project. Closing of the transaction is subject to further negotiations and execution of a definitive agreement between the parties.  The definitive agreement will contain customary representations and warranties of the parties and standard conditions to closing.  The shares to be issued in this transaction will not have been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

A copy of the press release attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are included with this filing:

99.1           Press Release dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: July 20, 2010	By	/s/ Brian Flower
Brian Flower, Chairman